                                                                                                                      Exhibit A-2
                                                                                                                       (Unaudited)

                                                  Nicor Inc.
                                          Consolidating Balance Sheet
                                             December 31, 2003
                                                 (Millions)

                                                                                                          Nonoperating
                                                                                                 Other    Subsidiaries,
                                                                    Nicor Energy   Tropical    Operating  Adjustments
                                             Nicor      Birdsall,   Ventures        Bahamas     Subsid-       and
                                 Nicor Inc.  Gas        Inc.  (a)   Company  (b)     Ltd.       iaries    Eliminations Consolidated
                                 ----------  ---------  ----------  -------------  ---------  ----------  ------------ ------------

ASSETS

Current assets

 Cash and cash equivalents       $    (0.4)   $ 141.0   $     8.3   $       12.4   $    0.5   $    11.6   $    (123.1) $      50.3
 Short-term investments, at cost
  which approximates market              -          -        32.6            0.2          -         0.3          (0.2)        32.9
 Receivables                          63.3      409.3        33.3           60.8      623.2         9.5        (722.6)       476.8
 Gas in storage                          -      209.1           -           27.0          -           -          (0.1)       236.0
 Deferred income taxes                18.0       41.9         2.8            4.2          -           -          (0.1)        66.8
 Other                                 4.2       27.5         6.9            5.2          -           -           9.3         53.1
                                 ----------  ---------  ----------  -------------  ---------  ----------  ------------ ------------
                                      85.1      828.8        83.9          109.8      623.7        21.4        (836.8)       915.9
                                 ----------  ---------  ----------  -------------  ---------  ----------  ------------ ------------
Investments in continuing
 subsidiaries                      1,488.3          -           -              -          -           -      (1,488.3)           -
                                 ----------  ---------  ----------  -------------  ---------  ----------  ------------ ------------

Property, plant and equipment,
 at cost
  Gas distribution                       -    3,694.8           -              -          -           -             -      3,694.8
  Shipping                               -          -       296.6              -          -           -             -        296.6
  Other                                0.2          -           -            7.5          -         0.4             -          8.1
                                 ----------  ---------  ----------  -------------  ---------  ----------  ------------ ------------
                                       0.2    3,694.8       296.6            7.5          -         0.4             -      3,999.5
 Less accumulated depreciation         0.2    1,349.6       163.3            2.1          -         0.1             -      1,515.3
                                 ----------  ---------  ----------  -------------  ---------  ----------  ------------ ------------
                                         -    2,345.2       133.3            5.4          -         0.3             -      2,484.2
                                 ----------  ---------  ----------  -------------  ---------  ----------  ------------ ------------

Prepaid pension costs                    -      177.1           -              -          -           -             -        177.1
Other assets                          16.8       66.6       108.9            7.7          -        20.8          (0.8)       220.0
                                 ----------  ---------  ----------  -------------  ---------  ----------  ------------ ------------
                                 $ 1,590.2   $3,417.7   $   326.1   $      122.9   $  623.7   $    42.5  $   (2,325.9) $   3,797.2
                                 ==========  =========  ==========  =============  =========  ==========  ============ ============

(a) From Birdsall, Inc. consolidated column on Exhibit A-5.
(b) From Nicor Energy Ventures Company consolidated column on Exhibit A-8.

Note: Subsidiaries combined under "Other Operating Subsidiaries" in Exhibits A-1 through A-3, together with subsidiaries combined under "Other Subsidiaries" in Exhibits A-4 through A-9, aggregate less than 2% of Nicor Inc. consolidated assets or consolidated revenue.

                                                                                                                      Exhibit A-2
                                                                                                                      (Unaudited)

                                                  Nicor Inc.
                                          Consolidating Balance Sheet
                                             December 31, 2003
                                                 (Millions)


                                                                                                          Nonoperating
                                                                                                 Other    Subsidiaries,
                                                                    Nicor Energy   Tropical    Operating  Adjustments
                                             Nicor      Birdsall,   Ventures        Bahamas     Subsid-       and
                                 Nicor Inc.  Gas        Inc.  (a)   Company  (b)     Ltd.       iaries    Eliminations Consolidated
                                 ----------  ---------  ----------  -------------  ---------  ----------  ------------ ------------

LIABILITIES AND CAPITALIZATION

Current liabilities
 Long-term obligations due
  within one year                $        -  $    0.5   $       -   $          -   $      -   $        -   $     (0.5)  $        -
 Short-term borrowings                732.2     575.0        22.5           36.5          -            -       (791.2)       575.0
 Accounts payable                      23.2     307.8        29.1           59.1          -          9.2        (43.0)       385.4
 Accrued gas costs                        -      47.0           -              -          -            -            -         47.0
 Accrued dividends payable             20.5      15.0           -              -          -            -        (15.0)        20.5
 Other                                 (7.1)     31.5        (0.6)           2.0       (0.6)         7.1          8.5         40.8
                                 ----------  ---------  ----------  -------------  ---------  ----------  ------------ ------------
                                      768.8     976.8        51.0           97.6       (0.6)        16.3       (841.2)     1,068.7
                                 ----------  ---------  ----------  -------------  ---------  ----------  ------------ ------------

Deferred credits and other
 liabilities

 Accrued removal costs                    -     670.0           -              -          -            -            -        670.0
 Deferred income taxes                 46.3     414.5        95.9           (0.1)         -          4.8            -        561.4
 Regulatory income tax liability          -      48.4           -              -          -            -            -         48.4
 Unamortized investment tax
  credits                                 -      35.6           -              -          -            -            -         35.6
 Other                                 18.6     145.7         2.2            0.1          -            -         (5.0)       161.6
                                 ----------  ---------  ----------  -------------  ---------  ----------  ------------ ------------
                                       64.9   1,314.2        98.1              -          -          4.8         (5.0)     1,477.0
                                 ----------  ---------  ----------  -------------  ---------  ----------  ------------ ------------



Capitalization
 Long-term obligations
  Long-term bonds and notes               -     495.1           -              -          -            -            -        495.1
  Mandatorily redeemab1e
   preferred stock                      1.8       5.1           -              -          -            -         (5.1)         1.8
                                 ----------  ---------  ----------  -------------  ---------  ----------  ------------ ------------
                                        1.8     500.2           -              -          -            -         (5.1)       496.9
                                 ----------  ---------  ----------  -------------  ---------  ----------  ------------ ------------
  Non-redeemable preferred
   stock                                  -       1.4           -              -          -            -         (1.4)           -
                                 ----------  ---------  ----------  -------------  ---------  ----------  ------------ ------------
Common equity
  Common stock                        110.1      76.2         0.5            8.4          -          1.0        (86.1)       110.1
  Paid-in capital                       3.6     108.1           -            5.5      580.2         16.5       (710.3)         3.6
  Retained earnings                   647.1     442.3       177.1           10.3       44.1          3.5       (677.3)       647.1
  Unearned compensation                (0.2)        -           -              -          -            -            -         (0.2)
  Accumulated other
   comprehensive income                (5.9)     (1.5)       (0.6)           1.1          -          0.4          0.5         (6.0)
                                 ----------  ---------  ----------  -------------  ---------  ----------  ------------ ------------
                                      754.7     625.1       177.0           25.3      624.3         21.4     (1,473.2)       754.6
                                 ----------  ---------  ----------  -------------  ---------  ----------  ------------ ------------
                                      756.5   1,126.7       177.0           25.3      624.3         21.4     (1,479.7)     1,251.5
                                 ----------  ---------  ----------  -------------  ---------  ----------  ------------ ------------
                                  $ 1,590.2  $3,417.7   $   326.1   $      122.9   $  623.7   $     42.5  $  (2,325.9) $   3,797.2
                                 ==========  =========  ==========  =============  =========  ==========  ============ ============

(a) From Birdsall, Inc. consolidated column on Exhibit A-5.
(b) From Nicor Energy Ventures Company consolidated column on Exhibit A-8.

Note: Subsidiaries combined under "Other Operating Subsidiaries" in Exhibits A-1 through A-3, together with subsidiaries combined under "Other Subsidiaries" in Exhibits A-4 through A-9, aggregate less than 2% of Nicor Inc. consolidated assets or consolidated revenue.
